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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kofax Image Products, Inc. of our reports dated July 29, 1997 (except as to Note 14, as to which the date is August 27, 1997, and paragraph 1 of Note 12, as to which the date is October 1, 1997) appearing in Registration Statement No. 333-34531 or Form S-1 of Kofax Image Products, Inc.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
November 12, 1997